EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this registration statement of our report dated August 8, 2003 in TransNet Corporation's annual report on Form 10-K for the year ended June 30, 2003 and to all references to our firm included in this registration statement.



/s/ Moore Stephens, P.C.
------------------------

Cranford, New Jersey
March 12, 2004